Exhibit 19.15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-10990 and No. 333-113789) and the Registration Statement on Form F-3 (No. 333-161634, No. 333-161634-01, No. 333-161634-02, No. 333-182712 and No. 333-182712-02) of AngloGold Ashanti Limited of our reports dated April 26, 2013, with respect to the consolidated financial statements of AngloGold Ashanti Limited and the effectiveness of internal control over financial reporting of AngloGold Ashanti Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2012.

/s/ Ernst & Young Inc.

Ernst & Young Inc.
Registered Auditor

Johannesburg, Republic of South Africa
April 26, 2013

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